UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2007

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd.	Sensus Metering Systems Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4017

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2007, the Board of Directors of Sensus Metering Systems (Bermuda 2) Ltd. (the “Company”) announced the appointment of Peter Mainz to serve as the Company’s Chief Operating Officer, effective August 20, 2007. In the interim, Mr. Mainz will also maintain the responsibilities of the Company’s Chief Financial Officer. Mr. Mainz previously served as Executive Vice President, Operations and Chief Financial Officer. In connection with this appointment, Mr. Mainz’s base salary was increased from $325,000 to $375,000, and his target bonus under the Company’s management incentive plan was increased from 40% to 45%. All other compensation for Mr. Mainz remains the same as set forth in “Item 11. Executive Compensation” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007. A copy of the press release relating to Mr. Mainz’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release announcing the appointment of Peter Mainz as Chief Operating Officer dated August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

Dated: August 24, 2007	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Operating Officer

SENSUS METERING SYSTEMS INC.

Dated: August 24, 2007	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Operating Officer